UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2024
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events
Resource Planning
In 2021, Otter Tail Power Company (OTP), a wholly owned subsidiary of Otter Tail Corporation, filed its 2022 Integrated Resource Plan (IRP) with regulators in the three states where OTP operates, the Minnesota Public Utilities Commission (MPUC), the North Dakota Public Service Commission (NDPSC), and the South Dakota Public Utility Commission (SDPUC). The IRP included OTP’s preferred plan for meeting customers’ anticipated capacity and energy needs while maintaining system reliability and low electric service rates. Through two supplemental filings in 2023, the IRP was modified and updated in response to regulatory developments, changing market conditions, and comments received from intervenors. In the latest supplemental filing, made only in Minnesota, OTP proposed to prospectively plan to serve its Minnesota customers with current legacy resources allocated to all jurisdictions consistent with past practice and certain new resources dedicated to and recovered solely from Minnesota customers and, as the need arises, to serve its other jurisdictions with new resources dedicated to and recovered from those jurisdictions. With the proposal of separated resource planning by jurisdiction, the most recent supplemental filing outlined OTP’s preferred plan for Minnesota only.
On April 2, 2024, OTP, the Minnesota Department of Commerce - Division of Energy Resources, the International Union of Operating Engineers Local 49, the North Central States Regional Council of Carpenters, and the Laborers’ International Union of North America entered into a settlement agreement to resolve all issues among the parties and recommend a decision to the MPUC to resolve the contested matters in the IRP. The terms of the settlement agreement outline the parties’ recommendation that the MPUC resolve the IRP and approve, among other items, the following:
–Approve the following renewable resource additions directly assigned to Minnesota customers, giving reasonable preference to projects located in Minnesota:
–200 to 300 megawatts of solar generation by November 1, 2027, or as soon as practicable thereafter
–150 to 200 megawatts of wind generation by December 31, 2029, or as soon as practicable thereafter;
–Approve the proposal to add on-site liquified natural gas storage at the Astoria Station natural gas plant;
–Approve the proposal to operate the Minnesota allocated share of the jointly-owned Coyote Station coal-fired plant as an Available Maximum Energy (AME) resource as soon as March 1, 2026, with the costs and benefits of designating and operating Coyote Station as an AME resource borne by customers in Minnesota;
–Authorize OTP to begin the process of withdrawing from the Minnesota allocated share of Coyote Station if a material, non-routine capital investment in the plant is required; and
–Require OTP file its next Minnesota resource plan no later than May 15, 2026, in which OTP must develop a plan assuming the withdrawal from the Minnesota allocated share of Coyote Station as of December 31, 2031; provided that additional plans for consideration may be presented as well.
Other parties to the Minnesota IRP proceeding have not joined the settlement. The regulatory process is ongoing and the MPUC is not bound by this settlement and may accept, modify or deny the recommendations included in the settlement. Neither the settlement agreement nor OTP’s Minnesota preferred plan had been approved by the MPUC as of the date of this filing.
Forward-looking Statements
Except for historical information contained here, the statements in this Current Report on Form 8-K are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “could,” “estimate,” “may,” “plan,” “should,” and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of management. Forward-looking statements made herein, which include future investments and capital expenditures, and expectations regarding regulatory proceedings, as well as other assumptions and statements, involve known and unknown risks and uncertainties that may cause our actual results in current or future periods to differ materially from the forecasted assumptions and expected results. The Company’s risks and uncertainties include, among other things, long-term investment risk, seasonal weather patterns and extreme weather events, the impact of government legislation and regulation including foreign trade policy and environmental laws and regulations, the impact of climate change including compliance with legislative and regulatory changes to address climate change, operational and economic risks associated with our electric generating facilities, risks associated with energy markets, the availability and pricing of resource materials, and changing macroeconomic and industry conditions. These and other risks are more fully described in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: April 5, 2024	By:	/s/ Todd R. Wahlund
Todd R. Wahlund
Vice President and Chief Financial Officer